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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 4, 2003

                      CITICORP VENTURE CAPITAL LTD.


                      By: /s/ Anthony Mirra
                         ---------------------------------------------
                         Name: Anthony Mirra
                         Title: Vice President and
                                Assistant Secretary



                      CITIBANK, N.A.


                      By: /s/ Joseph B. Wollard
                         ---------------------------------------------
                         Name:  Joseph B. Wollard
                         Title: Assistant Secretary



                      CITICORP


                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:  Joseph B. Wollard
                         Title: Assistant Secretary


                      CITIGROUP HOLDINGS COMPANY


                      By:  /s/ Joseph B. Wollard
                         -----------------------------------------
                         Name:  Joseph B. Wollard
                         Title: Assistant Secretary


                      CITIGROUP INC.


                      By: /s/ Serena D. Moe
                         --------------------------------------------
                         Name:  Serena D. Moe
                         Title: Assistant Secretary